BLUME LAW FIRM, P.C.
                           A PROFESSIONAL CORPORATION

                                 Attorney At Law
                        Licensed in Arizona and Minnesota
                           11801 North Tatum Boulevard
                                    Suite 108
                           Phoenix, Arizona 85028-1612

                            Telephone (602) 494-7976
                            Facsimile (602) 494-7313
                            Web Site: www.blumepc.com
                           E-Mail: gblume@blumepc.com



                                                   June 18, 1998


To: Subscribers of Series A Preferred Stock of Medcare Technologies, Inc., a Delaware corporation (the "Company") in connection with the exercise of the Preferred Warrant of Series A Preferred Stock, par value $0.25 per share of the Company


Ladies and Gentlemen:

     We have acted as counsel to Medcare Technologies, Inc., a Delaware corporation (the "Company") in connection with the issuance of 1,000 shares of Series A Preferred Stock, par value $0.25 per share of the Company (the "Shares") in reliance on Rule 506 of the Securities Act of 1933 (the "Act") and the acceptance of certain Subscription Agreements dated June 20, 1997 by and between the Company and the Subscriber, executed between June 16 and June 18 of 1997. We have also acted as counsel regarding the exercise of those various holders of the Preferred Warrants. This opinion is being delivered to you pursuant to Section 5.8 of the Subscription Agreements and Section 10.7 of the Placement Agent Agreement dated June 20 and per the request of the exercisers of the Preferred Warrants under various agreements dated June of 1998 between the Company and Swartz Investments, L.L.C. (the "Placement Agent") and various
Subscribers. Capitalized terms used herein without definition have the respective meanings assigned to them in the Subscription Agreements.

     In connection with and as the basis for this opinion, we have examined, originals or copies certified or otherwise identified to us, of certain documents, corporate records and other instruments, including the following:


     (i) the Agreement and Amendment between Medcare and various Subscribers dated on or about June 5, 1998;

     (ii) various exercise forms from Subscribers;

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Subscriber of Shares
Swartz Investments, L.L.C.
June 18, 1998
Page 2

         Reference: Exercise of Preferred Warrants


     (iii) various Subscription Agreements;

     (viii) the Escrow Agreement and Instructions by and among the Company, the Placement Agent, and First Union National Bank of Georgia (the "Escrow Agreement") entered on or about June 5, 1998;

     (ix) Risk Factors taken from the offering documents;

     (x) Capitalization Table, as of May 31, 1998;

     (xi) Intellectual Property Schedule;

     (xii) Key Employees, section from the offering document; and

     (xiii) Investor Warrant.

     We have also examined such other documents, records, certificates and questions of law as we have considered necessary or appropriate for the purpose of this opinion.

     We have also examined, relied upon and assumed the accuracy, where appropriate, of the representations and warranties of the Company and other parties thereto contained in the Subscription Agreements as to the matters of fact therein represented. As to certain questions of fact material to the opinions contained herein, we have, when appropriate, relied upon certificates of statements of public officials and officers and agents of the Company and we have assumed that any certificates or statements of public officials dated earlier than the date of this letter are accurate on the date of this letter as if made on and as of such date.

     In our examination of documents described above, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

     In addition, we have assumed that the representations and warranties as to factual matters and acknowledgments made by each Subscriber are true and correct.

     The opinions contained herein are limited to our interpretation of the laws of the State of Delaware and the federal laws of the United States. Members of this firm are licensed to practice

Subscriber of Shares
Swartz Investments, L.L.C.
June 18, 1998
Page 3

         Reference: Exercise of Preferred Warrants


law in the jurisdictions of Minnesota and Arizona. We express no opinion as to the laws of any other state or jurisdiction of the United States or of any foreign jurisdiction except our interpretation as detailed above.

     Based upon and subject to the foregoing and the qualifications, limitation and assumptions set forth herein, it is our opinion that, as of the date hereof:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

     2. The Subscription Agreements, the issuance of the Preferred Stock, the issuance of the Common Stock upon conversion of the Preferred Stock, the issuance of the Preferred Warrants, the issuance of the Preferred Stock upon exercise of the Preferred Warrants, have been duly approved by all required corporate action on the part of the Company.

     3. The shares of Preferred Stock issued to the Subscribers are validly issued, fully paid and non assessable.

     4. The Common Stock, when duly issued upon conversion and cancellation of the Preferred Stock in accordance with the Certificate of Incorporation an Certificate of Designation, as then in effect, and in compliance with the provisions of the Subscription Agreements, will be validly issued, fully paid and non assessable.

     5. The Preferred Stock, when duly issued upon exercise of the Preferred Warrants, will be validly issued, fully paid and non assessable.

     6. The Amendment & Agreements, the Escrow Agreement and Instructions (the "Transaction Agreements") are valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability of the indemnification provisions may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rule of laws governing specific performance and other equitable remedies.

     7. Based, in part, upon the representations, warranties and acknowledgments of the Subscribers, the Preferred Stock and the Warrants have been, and the Common Stock issuable upon conversion of the Preferred Stock and of the Preferred Warrants, will be, issued in

Subscriber of Shares
Swartz Investments, L.L.C.
June 18, 1998
Page 4

         Reference: Exercise of Preferred Warrants


transactions that are exempt from the registration requirements of the Act, as amended, and applicable state securities laws, assuming the filing of all Securities and Exchange Commission and State Blue Sky documents subsequent to the writing of this opinion and that the Company comply with the continuing requirements of the Act.

     8. The shares of Common Stock issuable on conversion of the Preferred Stock and exercise of the Preferred Warrants are authorized for quotation on the OTC Bulletin Board, subject to notice of issuance. This assumes the requirements of Rule 144 and or the registration of the Common Stock is complete as required under and in conformity with the Act.

     9. The offering, sale and conversions of the Series A Preferred Stock will not result in either (i) integration with any prior offering or placement of securities of the Company or (ii) a violation of NASDAQ Rule 4460(i)(1)(d)(ii) (the "NASDAQ 20% Rule").

     The opinions set forth herein are subject to the following qualifications, limitations and assumptions:

     (A) We have assumed:

     (i) that the Transaction Agreements constitute the legal, valid and binding obligations of the parties thereto other than the Company, enforceable in accordance with their respective terms,

     (ii) that the parties to the Transaction Agreements other than the company have the requisite corporate power and authority to enter into such agreement and to perform their respective obligations thereunder and

     (iii) that each of the parties to the Transaction Agreements other than the Company has duly authorized, executed and delivered the Transaction Agreements.

     We have also assumed the legal capacity of all natural persons whose acts are relevant to the opinion rendered herein.

Subscriber of Shares
Swartz Investments, L.L.C.
June 18, 1998
Page 5

         Reference: Exercise of Preferred Warrants

     (B) We express no opinion and assume no responsibility as to the effect or, or consequences resulting from any legislative act or other change in law occurring after the date of this letter.

                                            Sincerely,

                                            BLUME LAW FIRM, P.C.


                                            /s/ Gary R. Blume
                                            Gary R. Blume
                                            Attorney at Law


GRB/ams

cc: Medcare Technologies, Inc.